Exhibit 5.1
[Letterhead of Andrews Kurth LLP]
                    July 6, 2006
Board of Directors
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Ladies and Gentlemen:
     We have acted as special counsel to Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-1 (File No. 333-133874) filed by the Company with the Securities and Exchange Commission (the “SEC”) and (ii) all amendments thereto (such registration statement, as so amended, being referred to herein as the “Registration Statement”). The Registration Statement pertains to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the issuance and sale by the Company of 2,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a firm commitment underwritten public offering, and (ii) the potential issuance and sale by the Company of up to an aggregate of 375,000 shares (the “Option Shares” and, collectively with the Firm Shares, the “Shares”) of Common Stock pursuant to an over-allotment option granted to the underwriters in such offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement, including the form of prospectus included therein; (ii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”) proposed to be entered into by and between (a) the Company, as issuer, and (b) RBC Capital Markets Corporation, as representative of the several underwriters named therein (collectively, the “Underwriters”); (iii) the Company’s certificate of incorporation, as amended to date; (iv) the Company’s bylaws, as amended to date; and (v) certain resolutions adopted by the Board of Directors of the Company and the Equity Pricing Committee thereof. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such

Board of Directors
Allis-Chalmers Energy Inc.
July 6, 2006

parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.
     We do not express any opinion as to any laws other than the Delaware General Corporation Law, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered and (ii) certificates representing the Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock, as contemplated by the Underwriting Agreement, the Shares will have been duly authorized and validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion may be incorporated by reference in a registration statement by the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, in which case the opinion expressed herein will apply to the additional shares registered thereunder. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

Very truly yours,
/s/ Andrews Kurth LLP